Exhibit 10.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) made as of June 28, 2011, by and among MAKHTESHIM AGAN INDUSTRIES LTD., an Israeli company (the “Company”), KOOR INDUSTRIES LTD, an Israeli company (“Koor Industries”), and M.A.G.M. CHEMISTRY HOLDINGS LTD., an Israeli company and a wholly-owned subsidiary of Koor Industries (“MAGM,” and together with Koor Industries, “Koor”), and China National Agrochemical Corporation, a limited liability company incorporated in the People’s Republic of China (the “Parent”).

W I T N E S S E T H:

WHEREAS, Koor holds Ordinary Shares of the Company, nominal value NIS 0.01 each (the “Ordinary Shares”); and

WHEREAS, Koor, the Company, and the Parent desire to set forth certain matters regarding Koor’s rights with respect to the Ordinary Shares;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. General Rights.

1.1 Definitions. As used herein, the following terms have the following meanings:

1.1.1. “Approvals” means all rights, licenses, permits, approvals, waivers, consents, and authorizations of, and all registrations and filings with, any Governmental Authority.

1.1.2. “Company Securities” means all Ordinary Shares of the Company or, subject to the prior written consent of Koor, all of the common stock of a Listing Vehicle.

1.1.3. “Exchange Act” means the Securities and Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

1.1.4. “FINRA” means the Financial Industry Regulatory Authority.

1.1.5. “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

1.1.6. “Initial Public Offering” means after the date of this Agreement, the first public offering of the Company Shares or, subject to the prior written consent of Koor, the common stock of a Listing Vehicle as to which the terms and conditions of the Shareholders Agreement apply, mutatis mutandis, that directly or indirectly holds 100% of the Company Shares, pursuant to a prospectus filed pursuant to applicable securities Laws and resulting in the Company Shares or the common stock of such Listing Vehicle being listed on the Hong Kong Stock Exchange, on the main market of the London Stock Exchange by way of a premium listing (or any successor thereto), on the New York Stock Exchange or on another securities exchange approved by Koor.

1.1.7. “IPO Resolution” means a resolution of the board of directors of the Company or the board of directors of the Listing Vehicle approving a Koor-Initiated IPO and/or any other actions taken in connection with a Koor-Initiated IPO, including a corporate restructuring or reorganization, applications for Approvals or a registration of Koor Securities.

1.1.8. “ISA” means the Israel Securities Authority.

1.1.9. “Koor Securities” means all Ordinary Shares or, subject to the prior written consent of Koor, the common stock of a Listing Vehicle as to which the terms and conditions of the Shareholders Agreement apply, mutatis mutandis, in either case owned from time to time by Koor.

1.1.10. “Listing Vehicle” means the Company or an entity that directly or indirectly holds all of the Company Shares and the shares of which are or are intended to be listed on a securities exchange in connection with the Initial Public Offering.

1.1.11. “Lock-Up Period” means, in connection with the Initial Public Offering, any period during which the sale of securities in the Listing Vehicle is prohibited or restricted pursuant to applicable Laws or underwriting agreements in connection with the Initial Public Offering.

1.1.12. “Rule 144”, “Rule 158”, “Rule 405”, and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

1.1.13. “SEC” means the U.S. Securities and Exchange Commission.

1.1.14. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.1.15. “TASE” means the Tel-Aviv Stock Exchange.

1.1.16. “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

1.1.17. Other capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement dated as of January 8, 2011, by and among the Company, Koor, MAGM, the Parent, and (after its formation and execution of a joinder agreement) Merger Sub.

1.2 Request of Initial Public Offering. If the Initial Public Offering (in this case only, as defined in the Merger Agreement) has not occurred on or before the third anniversary of the Effective Time, then Koor, in its sole and absolute discretion, shall be entitled to require the Company to cause the Initial Public Offering to occur and cause the Koor Securities to be listed (and, if necessary and desirable for the Koor Securities to be listed, cause some or all of the Company Shares not held by Koor to be listed) on a securities exchange selected by Koor in Hong Kong (in which case Section 1.3 shall apply), New York or Tel-Aviv, or, in the case of London, on the Official List of the UK Listing Authority and to be admitted to trading on the main market of the London Stock Exchange by way of a premium listing (including, if applicable with respect to such securities exchange, to register all or part of the Koor Securities pursuant to the terms set forth in Section 2 below). The Initial Public Offering effected pursuant to this Section 1.2 shall be referred to herein as the “Koor-Initiated IPO.” Koor may exercise such right at any time following the third anniversary of the Effective Time by delivering a written notice (the “IPO Notice”) to each of the Company and the Parent, which notice shall specify the securities exchange on which the Koor Securities will be listed. During the 90-day period following delivery of the IPO Notice (the “Consultation Period”), Koor, the Company and the Parent shall consult with each other and work together to determine an appropriate structure and timetable for the Koor-Initiated IPO, including determining whether to form a new entity to serve as Listing Vehicle for the Koor-Initiated IPO; provided that in the event of any disagreement between the parties that cannot be resolved within such Consultation Period, Koor shall have the right, to the extent reasonable, to direct the structure and timetable for the Initial Public Offering. Following the Consultation Period, the Company shall take all actions necessary to effect the Koor-Initiated IPO on the securities exchange specified in the IPO Notice pursuant to the structure and timetable agreed by the parties or directed by Koor in accordance with the preceding sentence and, if requested by Koor, to form any Listing Vehicle and effect any restructuring or reorganization necessary for the Koor-Initiated IPO to be consummated by the Listing Vehicle. Notwithstanding anything to the contrary herein, under no circumstances shall Koor have the right to require the Listing Vehicle to issue new shares or the Parent to sell any shares in the Listing Vehicle held by the Company as part of the Initial Public Offering or Demand Registration.

1.3 Koor-Initiated IPO in Hong Kong. In the event that Hong Kong is selected pursuant to Section 1.2 as the jurisdiction for the Koor-Initiated IPO, the following provisions shall apply:

1.3.1. The Parent and Company shall not take any action intended to unreasonably prejudice the eligibility for listing of the Company or the Listing Vehicle, or the prospects of a successful listing application, at any time during the three years ending on the date of the IPO Notice.

1.3.2. The following are to be mutually agreed during the Consultation Period, and, if the Company and Koor fail to agree to any of the following during the Consultation Period, then Koor may elect, at its option, to extend the Consultation Period or determine the outcome of such matter in its reasonable discretion:

(a) the Parent, Koor and the Company shall agree on the form and substance of a written reorganisation plan which sets out the agreed group structure for the Koor-Initiated IPO, that continuity of the ownership and management of the Company or Listing Vehicle (as the case may be) will be preserved post-restructuring, the necessary steps required to give effect to such plan and the timeframes for completing each of the steps;

(b) the Parent, Koor and the Listing Vehicle shall together select a listing sponsor;

(c) the Listing Vehicle shall formally appoint the listing sponsor selected in accordance with Section 1.3.2;

(d) the Parent, Koor and the Listing Vehicle shall rearrange, or agree on a written plan to rearrange, any related-party or other connected transactions so as to ensure the Listing Vehicle’s eligibility for listing under the listing rules of the Hong Kong Stock Exchange (the “HKSE Listing Rules”);

(e) the Parent shall as and when required by the Hong Kong Stock Exchange provide all undertakings customarily given to the exchange by a listing applicant’s controlling shareholder, including as to non-competition and “lock-up”;

(f) the Parent, Koor and the Listing Vehicle are reasonably of opinion that the listing application will satisfy the basic conditions for listing set out in the HKSE Listing Rules.

1.4 Koor-Initiated IPO in Tel Aviv. In the event that Koor requires, as abovementioned, that the Koor-Initiated IPO shall be consummated in Israel, then the Company and the Parent shall take all necessary steps to cause the Company’s Securities to be listed on the TASE, including preparation and filing with the TASE and ISA of a prospectus, which shall be granted the ISA and the TASE Approvals, be published and comply with all the requirements of the Israeli securities law, the Israeli companies law and all regulations promulgated under those laws, the TASE set of rules, the ISA guidelines and/or any other applicable Israeli law then in affect (the “Israeli Law”). The Company, the Parent and Koor shall comply with the conditions of the TASE set of rules with respect to the listing of the Company’s Securities and with all other material and administrative rules and conditions under Israeli Law.

1.5 Ongoing Compliance. Following the Koor-Initiated IPO, the Company shall continue to comply with the rules of the securities exchange on which the Listing Vehicle becomes listed and other applicable Laws, including (without limitation) all exchange listing requirements of any listing authority or other regulatory body having jurisdiction over the listing, and take all other actions necessary for the Koor Securities to remain listed and tradable on the relevant exchange.

1.6 IPO Resolution. At the request of Koor or any director of the Company designated by Koor, the Company and the Parent shall (i) ensure that an IPO Resolution in the form proposed by Koor or such Koor designee is placed on the agenda for, and brought to a vote at, the next meeting of the board of directors of the Company or the Listing Vehicle, as applicable, which shall be convened within such period of time as specified by Koor or such Koor designee, (ii) ensure that all directors of the Company or the Listing Vehicle designated by the Parent shall attend such meeting, and (iii) use its best efforts to ensure that, subject to applicable Law, including director fiduciary duties, all directors of the Company or the Listing Vehicle designated by the Parent shall vote in favor of such resolution.

1.7 Designation of Underwriter. Koor shall have the right to designate the listing sponsor or managing underwriter(s) in any underwritten offering in connection with the Koor-Initiated IPO or a Demand Registration under this Agreement.

1.8 Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all expenses incurred in connection with the Koor-Initiated IPO, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accounts, listing sponsor, underwriters and other Persons retained by the Company) shall be borne by the Company; provided, however, that Koor shall bear any and all broker’s commission or underwriter’s discount relating to any registration and/or sale of Koor Securities by Koor, including pursuant to a Demand Registration or Piggyback Registration. All fees and expenses of Koor’s counsel in connection with the Koor-Initiated IPO or the exercise of Koor’s rights under this Agreement shall be borne by Koor.

1.9 Indemnities. In the event of the Koor-Initiated IPO pursuant to this Section 1 or a Demand Registration or Piggyback Registration pursuant to Section 2:

1.9.1. The Company will indemnify and hold harmless, to the fullest extent permitted by law, Koor, any listing sponsor or underwriter selected by Koor, and their respective Affiliates, and their and their Affiliates’ respective employees, officers, directors, shareholders, partners, representatives and controlling persons, from and against any and all losses, damages, claims, demands, actions, proceedings, investigations, liabilities, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) (collectively, “Losses”) to which any such indemnified parties may become subject under applicable law or otherwise, insofar as such Losses arise out of, are based upon or are otherwise related to, directly or indirectly: (i) any untrue statement or alleged untrue statement contained in the registration statement or included in the prospectus, as amended or supplemented, or otherwise made in connection with any Approval or (ii) the omission or alleged omission to state therein a fact in the registration statement or prospectus or otherwise connection with any Approval, and the Company will reimburse each of the indemnified parties promptly upon written demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Losses; provided, however, that the Company will not be liable to any indemnified party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with and reliance on information furnished in writing by any indemnified party for the express purpose of including such information in the registration statement or prospectus or any other Approval document; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 1.9.1 shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any of the indemnified parties and regardless of any sale in connection with such offering by Koor. Such indemnity shall survive the transfer of securities by Koor.

1.9.2. Koor will indemnify and hold harmless, to the fullest extent permitted by law, the Company and its Affiliates, and its and its Affiliates’ respective employees, officers, directors, shareholders, partners, representatives and controlling persons, from and against any and all Losses to which the Company or any such aforementioned person may become subject under applicable law, insofar as such Losses arise out of, are based upon or are otherwise related to, directly or indirectly, written information furnished by or on behalf of Koor expressly for use in connection with a Demand Registration or Piggyback Registration, and Koor will reimburse the Company or any such aforementioned person, promptly upon written demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such Losses; provided, however, that under no circumstances will the liability of Koor under this subsection 1.9.2 exceed the net proceeds received by Koor in connection with such Demand Registration or Piggyback Registration, as applicable.

1.9.3. Promptly after receipt by an indemnified party of notice of the commencement of any action that could reasonably be expected to result in Losses involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 1.9.1, promptly notify the indemnifying party of the commencement thereof; provided that the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 1.9.1 for any legal expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 30 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnifying party will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.9.4. If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to compensation for Losses as more fully set forth in an underwriting agreement to be executed in connection with the Koor-Initiated IPO or registration. In determining the amount of compensation to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of Koor exceed the net proceeds from the offering received by Koor.

1.10 Obligations of the Company. The Company and, following its formation (if different from the Company), the Listing Vehicle, shall, subject to and in accordance with applicable Laws, take all actions necessary to (i) effect the Koor-Initiated IPO when required under the terms of Section 1.2 in a manner consistent with the structure and timetable for the Koor- Initiated IPO agreed between the parties or directed by Koor in accordance with Section 1.2 and (ii) facilitate the disposition of the Koor Securities in connection with and after the Koor-Initiated IPO, including, without limitation, any of the following:

1.10.1. procure that, in connection with the Koor-Initiated IPO, Koor shall have the right and opportunity to sell as many of the Koor Securities as it desires to sell as part of the Koor-Initiated IPO;

1.10.2. effect any reorganization or restructuring of the Company and its subsidiaries which is permitted by applicable Laws, including forming a new entity as the Listing Vehicle, to enable the Listing Vehicle to consummate the Koor-Initiated IPO;

1.10.3. if the Listing Vehicle applies for listing of its shares on a securities exchange in any jurisdiction requiring Approvals to be obtained in respect of any sale of the Koor Securities, take all actions requested by Koor to obtain such Approvals;

1.10.4. (a) liaise with the relevant securities exchange or commission or other relevant Governmental Authority for the listing and (if applicable) registration of the Koor Securities to enable transferability of the Koor Securities and (b) obtain all necessary Approvals for the Koor Securities to be freely transferable on the relevant securities exchange (subject to the Lock-Up Period as shall be applicable);

1.10.5. notify Koor at any time when a prospectus or other filing is required to be delivered under applicable Laws of the happening of any event that comes to its knowledge, as a result of which the prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

1.10.6. provide a transfer agent and registrar for all Koor Securities;

1.10.7. in the event of any underwritten public offering, enter into and fully and timely perform its obligations under such customary agreements (including underwriting agreements in customary form) with any underwriter or underwriters selected by Koor (in Koor’s sole and complete discretion), which agreement would provide, among other things, customary indemnification to the underwriter(s), and take all such other actions as Koor or the underwriters, if any, reasonably request in order to facilitate the disposition of the Koor Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

1.10.8. furnish, at the request of Koor, on the date that such Koor Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or when requested by Koor, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter or report dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any;

1.10.9. make available upon reasonable notice at reasonable times for inspection by Koor, by any listing sponsor, any underwriter and by any attorney, accountant or other agent retained by Koor or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company and its Affiliates, and cause all of the Company’s and its controlled Affiliates’ respective officers, directors, employees, agents and representatives, including the accountants to supply all information reasonably requested by any such person in connection with the Koor-Initiated IPO or registration as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such person gaining access to information regarding the Company or its controlled Affiliates pursuant to this clause shall agree to hold such information in strict confidence and shall not make any disclosure or use any confidential information regarding the Company or its controlled Affiliates other than in connection with the Koor-Initiated IPO or registration, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a Governmental Authority, subpoena or similar process, including in connection with the Koor-Initiated IPO), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such person has knowledge, (y) such information is or becomes available to such person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such person;

1.10.10. cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriter or underwriters in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

1.10.11. where permitted by applicable Law, regulation or market practice, provide such information and cause the senior executive officers of the Company to participate in such presentations as may be required by any analyst or broker appointed to provide research or marketing materials regarding the Company for the purpose of the Koor-Initiated IPO.

1.11 Parent Securities. Following a Koor-Initiated IPO the Parent agrees that any sales of any Ordinary Shares and other securities of the Company held by the Parent may be subject to a “lock-up” period restricting such sales for such period as may be imposed by applicable Laws and rules of stock exchanges or reasonably imposed by any underwriter, and the Parent agrees to abide by such “lock-up” periods and to execute and deliver any additional undertaking in this respect which may be required by applicable Laws and rules of stock exchanges or reasonably required by any underwriter.

1.12 Withdrawal. Koor may withdraw any request for the Koor-Initiated IPO or a Demand Registration or Piggyback Registration at any time prior to the effectiveness of the Koor- Initiated IPO or the applicable registration statement. Upon receipt of notice to such effect, the Company shall cease all efforts to secure the effectiveness of the Koor-Initiated IPO or the applicable registration statement and shall take all actions necessary to procure that the Koor- Initiated IPO will not be consummated and the registrations statement will not become effective. In the event that Koor makes two withdrawals of a request for either the Koor-Initiated IPO or a Demand Registration (other than a withdrawal of a request with respect to which Koor reimbursed the Company for all expenses incident to the Company’s performance of its obligations arising out of such request), then, thereafter, Koor shall reimburse the Company for all expenses incident to any request for a Koor-Initiated IPO or a Demand Registration. In the event that Koor makes two withdrawals of a request for a Piggyback Registration (other than a withdrawal of a request with respect to which Koor reimbursed the Company for all expenses incident to the Company’s performance of its obligations arising out of such request), then, thereafter, Koor shall reimburse the Company for all expenses incident to any request for a Piggyback Registration.

1.13 Limitations on Subsequent Registration Rights. Subject to the provisions of the Shareholders Agreement, the Company may enter into any agreement with any holder or prospective holder of any securities of the Company or the Listing Vehicle to grant such holder or prospective holder registration rights (“Subsequent Registration Rights”), provided, however, Koor’s right pursuant to this Agreement shall have priority over Subsequent Registration Rights after Koor initiates a Koor-Initiated IPO or requests a Demand Registration, unless otherwise agreed between the parties hereto.

2. Registration Rights. Without limiting any of the rights of Koor or obligations of the Company pursuant to Section 1, (i) the provisions contained in this Section 2 shall apply in the event that the Initial Public Offering occurs in the United States and (ii) in the event that the Initial Public Offering occurs outside of the United States, the provisions of this Section 2 shall apply, mutatis mutandis.

2.1 Requests for Registration. Subject to the terms and conditions of this Agreement, Koor may request (including, but not limited to, as part of an IPO Notice delivered pursuant to Section 1.2) registration under the Securities Act of all or any portion of the Koor Securities (i) on Form F-1 or any similar long-form registration (“Long-Form Registrations”), and (ii) on Form F-3 (including pursuant to Rule 415) or any similar short-form registration (“Short- Form Registrations”), if available. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Koor Securities requested to be registered and the intended method of distribution.

2.2 Long-Form Registration. Koor shall be entitled to request two Long-Form Registrations in which the Company shall pay all registration expenses. For the avoidance of doubt, Koor shall bear any and all broker’s commission or underwriter’s discount relating to all Long- Form Registrations and fees and expenses of its own counsel. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective. A registration shall not count as one of the permitted Long-Form Registrations unless Koor is able to register and sell at least 90% of the Koor Securities requested to be included in such registration; provided that in any event the Company shall pay all registration expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations, unless a request for registration is withdrawn by Koor, in which case payment of expenses will be made pursuant to Section 1.12. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by Koor. Notwithstanding the foregoing, if a Long-Form Registration is withdrawn by Koor prior to the time it has become effective for reasons other than the disclosure of information concerning the Listing Vehicle that is materially adverse to the Listing Vehicle or the trading price of the Koor Securities, such Long-Form Registration shall count as one of the permitted Long-Form Registrations hereunder unless Koor reimburse the Company for all of the registration expenses incurred by the Company prior to such withdrawal.

2.3 Short-Form Registration. In addition to the Long-Form Registrations provided pursuant to Section 2.2, Koor shall be entitled to request an unlimited number of Short- Form Registrations in which the Company shall pay all registration expenses. For the avoidance of doubt, Koor shall bear any and all broker’s commission or underwriter’s discount relating to all Short-Form Registrations and fees and expenses of its own counsel. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Koor Securities.

If Koor requests that a Short-Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”) and the Company is qualified to do so, the Company shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause the Shelf Registration to remain effective for a period ending on the earlier of (i) the date on which all Koor Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Koor Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144. If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, the Company shall prepare and file with the SEC a registration statement or registration statements on such form that is available for the sale of Koor Securities.

2.4 [Intentionally Omitted]

2.5 Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Koor Securities and, if permitted by Koor, other securities requested to be included in such offering exceeds the number of Koor Securities and other securities, if any, which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the number of Koor Securities requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, and (ii) the number of other securities requested to be included in such offering which, in the opinion of such underwriters, can be sold without any such adverse effect. Any Persons other than Koor that participate in Demand Registrations (with Koor’s consent, as required under Section 2.4) are required to pay their own registration expenses.

2.6 Right to Piggyback. Subject to Section 2.4, whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration or (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms) and the registration form to be used may be used for the registration of Koor Securities (a “Piggyback Registration”), the Company shall give prompt written notice to Koor of its intention to effect such Piggyback Registration and, subject to the terms of Section 2.6, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Koor Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice. The registration expenses of Koor shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective. For the avoidance of doubt, Koor shall bear any and all broker’s commission or underwriter’s discount relating to all Piggyback Registrations and fees and expenses of its own counsel.

2.7 Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities that the Company proposes to sell to the extent, in the opinion of the underwriters, such securities can be sold without any such adverse effect and (ii) second, the Koor Securities requested to be included in such registration.

2.8 Rule 144 Reporting. With a view to making available to Koor the benefits of certain rules and regulations of the SEC that may permit the sale of Koor Securities to the public without registration after such time as a public market exists for the Koor Securities, the Company agrees to take the following actions: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date the Company becomes subject to the reporting requirements of the Securities Act and Exchange Act; (b) file with the SEC all reports and other documents required to be filed (no later than when such reports are so required to be filed)

under the Securities Act and the Exchange Act; and (c) as long as Koor owns Koor Securities, furnish to Koor forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act (at any time after it has become subject to such requirements); (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC; and (iii) such other reports and documents as Koor may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.9 Obligations of the Company. Whenever Koor has requested any Koor Securities to be registered pursuant to this Agreement, the Listing Vehicle, in addition to performing any applicable obligations under this Agreement, including Section 1.8, shall use its best efforts to effect the registration and the sale of such Koor Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Listing Vehicle shall as expeditiously as possible, without limitation:

2.9.1. in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Koor Securities and use its best efforts to cause such registration statement to become effective as promptly as practicable and in any event within 150 days following receipt of a request for a Koor-Initiated IPO registration from Koor or within 90 days following receipt of request for any other registration from Koor, provided that the Company’s obligations to use its best efforts to cause such registration statement to become effective pursuant to this Section 2.9.1 shall be subject to regulatory conditions and that the Company shall not be deemed to have breached such obligations if the registration statement is not effective within the aforementioned time period as a result of any action taken or failed to be taken by Koor, provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Listing Vehicle shall furnish to the counsel selected by Koor copies of all such documents proposed to be filed;

2.9.2. notify Koor of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Listing Vehicle or its counsel of any notification with respect to the suspension of the qualification of the Koor Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

2.9.3. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Koor Securities covered by such registration statement and keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by Koor set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Koor Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

2.9.4. furnish to Koor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as Koor may reasonably request in order to facilitate the disposition of the Koor Securities;

2.9.5. use its best efforts to register or qualify such Koor Securities under such state securities or blue sky laws of such jurisdictions as Koor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Koor to consummate the disposition in such jurisdictions of the Koor Securities;

2.9.6. notify Koor (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Koor, the Listing Vehicle shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Koor Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

2.9.7. use best efforts to cause all such Koor Securities to be listed on each securities exchange on which similar securities issued by the Listing Vehicle are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Koor Securities with FINRA;

2.9.8. use best efforts to provide a transfer agent and registrar and CUSIP number for all such Koor Securities not later than the effective date of such registration statement;

2.9.9. take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

2.9.10. otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

2.9.11. permit Koor to participate in the preparation of such registration or comparable statement and to allow Koor to provide language for insertion therein, in form and substance satisfactory to the Listing Vehicle;

2.9.12. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction use reasonable best efforts promptly to obtain the withdrawal of such order;

2.9.13. use its best efforts to cause such Koor Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Koor Securities;

2.9.14. cooperate with Koor and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

2.9.15. cooperate with Koor and each underwriter or agent participating in the disposition of such Koor Securities and their respective counsel in connection with any filings required to be made with FINRA;

2.9.16. use its best efforts to make available the executive officers of the Company to participate with Koor and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Koor Securities;

2.9.17. use its best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

2.9.18. use its best efforts to provide a legal opinion of the Listing Vehicle’s outside counsel, (which, if such registration includes an underwritten Public Offering, shall be dated the date of the closing under the underwriting agreement), the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters.

3. Miscellaneous.

3.1 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and understandings, both oral and written between the Parties with respect to the subject matter hereof and thereof.

3.2 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.3 Assignability. Subject to the Shareholders Agreement, all of Koor’s rights, remedies, obligations or liabilities arising hereunder or by reason hereof shall be assignable by Koor in connection with any transfer of Koor Securities. The rights, remedies, obligations and liabilities of the Company and Parent arising hereunder or by reason hereof may not be assigned without the prior written consent of Koor.

3.4 Amendment; Waiver. No provision of this Agreement may be waived except by an instrument in writing executed by the Party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each party hereto.

3.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received when sent by fax (with confirmation in writing sent via registered mail) or delivered personally, in either case, prior to 3:00 p.m., local time, in the place of receipt (provided that such day is a Business Day in the place of receipt, otherwise such notice shall be deemed given on the next Business Day in the place of receipt), or on the third Business Day after being sent by international courier to a Party, at the fax number or address set forth below or at such other addresses as shall be furnished by the Parties by like notice:

(i) if to the Company, to:

Makhteshim - Agan Industries Ltd. Golan Street, Airport City, Israel P.O.B 298 Israel 70151
Attention:	Michal Arlosoroff, Adv., Senior Vice President & General Legal Counsel
Facsimile:	+972-73-232-1937

with a copy (which shall not constitute notice) to:

Herzog, Fox, Neeman & Co. 4 Weizmann Street Tel Aviv 64239, Israel
Attention:	Ilanit Landesman, Adv.
Facsimile:	+972-3-6966464

(ii) If to Koor, to:

Koor Industries Ltd. 3 Azrieli Center Triangle Tower, 43rd Floor Tel Aviv 67023 Israel
Facsimile: +972-3-607-5110
Attention: Raanan Cohen, CEO

with a copy to (which shall not constitute notice):

Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel Aviv 64239 Israel
Attention: Nechama Brin, Adv. and Ashok Chandrasekhar, Adv.
Facsimile: +972-3-608-9879

(iii) if to the Parent, to:

China National Agrochemical Corporation 62 Beisihuan Xilu Haidian District Beijing 100080 PRC
Attention:	Mr. Chen Hongbo, Assistant President
Facsimile:	+86 (10) 8267-7386

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 35/F, ICBC Tower, 3 Garden Road Central, Hong Kong
Attention:	Kathryn King Sudol, Esq.
Facsimile:	+852-2869-7694

Simpson Thacher & Bartlett LLP 3119 China World Office 1 1 Jianguomenwai Avenue Beijing 100004, China
Attention:	Shaolin Luo, Esq.
Facsimile:	+86 (10) 5965-2988

and

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center, Tel-Aviv, 67021, Israel
Attention:	David Hodak, Adv. and Esther Koren, Adv.
Facsimile:	+972-3-607-4422

3.6 Effectiveness. This Agreement is being executed and delivered concurrently with the Closing under the Merger Agreement and shall become effective immediately following the Effective Time.

3.7 No Inconsistent Agreements. The Company represents that it has not granted and is not a party to any agreement which is inconsistent with or conflicts with any provision of this Agreement, and shall not become party to any agreement which is inconsistent with or conflicts with any provision of this Agreement.

3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement, and any amendments or agreements of assumption hereto, may be signed and delivered by means of a facsimile machine or email with a scan or facsimile attachment, which shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and such party waives any such defense.

3.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that as to any internal corporate governance matters, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel.

3.10 Arbitration. Except for an action for specific performance pursuant to Section 3.11, all disputes, controversies or claims arising out of or in connection with this

Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London. The language of the arbitration shall be English.

3.11 Specific Enforcement. Each Party acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

3.12 Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable Law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the Parties’ intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by Law.

3.13 Listing Vehicle. In the event that the Listing Vehicle in connection with the Initial Public Offering is an entity other than the Company, then the Listing Vehicle shall, and the parties hereto shall cause the Listing Vehicle to, become a party to this Agreement by executing a joinder agreement in the form attached hereto as Exhibit A, and to perform all obligations of the Company set forth herein, mutatis mutandis.

3.14 Parent Undertakings. (a) The Parent shall provide full cooperation with all actions in connection the Initial Public Offering and any Demand Registration or Piggyback Registration including, without limitation, all necessary filings, agreements, actions, and undertakings.

(b) The Parent shall, and shall cause any of its Affiliates that are parties to the Shareholders Agreement to, agree to any amendment to the Shareholders Agreement necessary to give effect to the provisions of this Agreement, including, if the Listing Vehicle is an entity other than the Company, appropriate modifications to the Shareholders Agreement so that it covers securities in the Listing Vehicle.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MAKHTESHIM AGAN INDUSTRIES LTD.
Makhteshim Agan Industries Ltd

By:	/s/ Erez Vigodman

Name:	Erez Vigodman
Title:	President & CEO

By:	/s/ Michal Arlosoroff

Name:	Michal Arlosoroff
Title:	SVP General Legal Counsel

KOOR INDUSTRIES LTD.

Koor Industries Ltd.

By:	/s/ Raanan Cohen

Name:	Raanan Cohen
Title:	CEO

M.A.G.M. CHEMISTRY HOLDINGS LTD.

By:	/s/ Raanan Cohen

Name:	Raanan Cohen
Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CHINA NATIONAL AGROCHEMICAL CORPORATION

By:	/s/ Lei Zhihong

Name:	Lei Zhihong
Title:	General Manager

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) is made and entered into as of [insert date] by [insert name of Listing Vehicle], a company organized under the laws of [insert jurisdiction] (the “Listing Vehicle”) and relates to that certain Registration Rights Agreement dated as of June 28, 2011 (the “Registration Rights Agreement”), by and among Makhteshim Agan Industries Ltd., Koor Industries Ltd., M.A.G.M. Chemistry Holdings Ltd. and China National Agrochemical Corporation (collectively, the “Original Parties”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, the Listing Vehicle is an entity that directly or indirectly holds all of the Company Shares and the shares of which are or are intended to be listed on a securities exchange in connection with the Initial Public Offering; and

WHEREAS, the Registration Rights Agreement contemplates that the Listing Vehicle shall become a party to the Registration Rights Agreement by executing this Joinder Agreement;

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and in the Registration Rights Agreement, and intending to be legally bound hereby, the Listing Vehicle hereby agrees as follows:

Section 1.01 Upon its execution of this Joinder Agreement and in accordance with Section 3.13 of the Registration Rights Agreement, the Listing Vehicle shall become a party to the Registration Rights Agreement and be bound by the provisions of the Registration Rights Agreement applicable to the Listing Vehicle.

Section 1.02 This Joinder Agreement is made and entered into for the benefit of the Original Parties and their respective successors and assigns permitted under the Registration Rights Agreement.

Section 1.03 This Joinder Agreement may be executed in two or more counterparts (including by fax or electronic scan, such as PDF), each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by fax or electronic scan, such as PDF) to the other parties.

Section 1.04 This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. All disputes, controversies or claims arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be London. The language of the arbitration shall be English.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[LISTING VEHICLE]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

MAKHTESHIM AGAN INDUSTRIES LTD.

BY:
Name:
Title:

KOOR INDUSTRIES LTD.

BY:
Name:
Title:

M.A.G.M. CHEMISTRY HOLDINGS LTD.

BY:
Name:
Title:

CHINA NATIONAL AGROCHEMICAL CORPORATION

BY:
Name:
Title:

[Signature Page to Listing Vehicle Joinder Agreement]